 Exhibit 99.2
GROWTH UPDATE
November 5, 2007

The following information is being provided by Bristow Group Inc. to give an update of the key drivers behind our growth strategy.  We plan to update this information periodically in continuation of the Company’s objective to provide more disclosure and transparency to the investment community regarding Bristow’s business, operating and financial strategies and industry dynamics.

Overall Growth Strategy and Objectives

1.
As part of our five-year growth strategy, we have financial goals to double the size of the company in terms of revenues from $674 million in FY05 to $1.5 billion in FY11 and improve return on capital employed (ROCE) to around 20%.

2.
This growth is expected to be accomplished principally through organic growth by purchasing new aircraft and then deploying them in our existing infrastructure of bases in 22 countries.  New aircraft also are expected to be deployed in all our business units through strategic entry into new countries.

3.
We may also grow through the acquisition of other helicopter service operators, which may occur by increasing our ownership interest in existing unconsolidated affiliates, making investments in countries in which we have a foothold, but not a dominant position, and expanding into new markets.

4.
We expect a substantial portion of our growth strategy to gradually take effect over the next several years, reflecting integration of new aircraft into our fleet; although seasonality, and operational and macroeconomic events may cause the results of individual quarters to vary.

5.	Development of qualified pilots and engineers is a key element of our growth strategy and the reason we formed our Global Training division and acquired Bristow Academy in April 2007.

Key Financial Performance Measures

6.
We manage our aircraft fleet using ROCE, which is computed as EBITDA (net income plus interest expense, income taxes, depreciation and amortization) divided by the sum of the fair value of our consolidated aircraft and related working capital (estimated at 10% of the aircraft value plus 30 days of revenue) plus our investment in unconsolidated affiliates.  When estimating the fair market value of our aircraft for this purpose, we use a variety of sources including previously announced aircraft sales and values published by independent valuation sources such as helivalues.com.

7.
Country specific ROCE hurdle rates have been established by applying factors related to political, economic and credit risks to our weighted average cost of capital.  These ROCE hurdle rates allow us to apply a portfolio approach to our fleet management with rates ranging from slightly below our strategic goal of 20% in our most mature and stable markets to the upper 20%’s in markets with the greatest risks.

8.
Business unit operating margins are explained in detail for historical periods in the MD&A section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  In the long term, we expect improving margins in the West Africa, South and Central America, Southeast Asia and Other International business units, relatively stable margins in the North America and Europe business units, and some losses in EH Centralized Operations.

Fleet Expansion Plans

9.
At September 30, 2007, we had 32 aircraft on order and 42 aircraft under option with remaining capital expenditures of $276 million and $608 million, respectively.  The estimated timing of delivery of these aircraft is disclosed in the attached schedules.

10.	We also periodically purchase aircraft from manufacturers for which we previously did not have an aircraft purchase option.

11.	New aircraft cost approximately $0.3 million, $2 to $4 million, $7 to $9 million and $20 to $24 million for training, small, medium and large sized aircraft, respectively.

12.
We expense aircraft maintenance costs as incurred.  Therefore, non-aircraft capital expenditures are limited to infrastructure related improvements (e.g. aircraft facilities, training centers and technology, including flight simulators) which for FY08 are expected to total approximately $50 million, but are expected to be less in future years.

Fleet Rationalization

13.
When an aircraft comes off contract with a customer, an economic evaluation is made of available alternatives, including consideration of customer needs, maintenance requirements, new and renewal contract opportunities and aircraft sales (entire aircraft or parts) opportunities.  We operate over 100 aircraft that are older than 25 years, which although well maintained, safely operated and in high demand, have been and are expected to continue to be the most likely candidates for future sales.

14.
Accordingly, over the next five years, Bristow may add close to 100 new aircraft to our consolidated fleet, but may also sell a similar number.  The expected growth in the company is through improved pricing and an increase in fleet capacity, measured in revenue and profit generating ability of the fleet due to a higher mix of large and medium sized aircraft, and not necessarily as a result of a higher fleet count.

15.
For the previous two years, we sold 22 aircraft and realized over $10 million in pre-tax gains.  In the near term, we expect to continue to be able to realize gains on aircraft sales due to the current tightness in the market for used aircraft.

Capital Structure, Uses of Cash

16.
The capital structure as of September 30, 2007 was approximately 43% adjusted leverage (calculated as the sum of debt, aircraft leases and the U.K. unfunded pension obligation divided by book capitalization, which is the total of the previous amounts plus minority interest and stockholders’ investment).  See the attached schedule for a reconciliation of leverage, as calculated from our September 30, 2007 balance sheet, to adjusted leverage.  Our leverage is expected to decline over time as higher earnings are generated from aircraft for which we have raised capital and made progress payments, but have not yet deployed into our fleet.  We plan to maintain no more than 50% adjusted leverage.

17.
If market demand continues to support it, we expect to continue exercising aircraft purchase options, including options for aircraft which expire at the end of December 2007, and also may acquire additional aircraft purchase options in the future.

18.
Cash on hand, cash flow from operations and available borrowing capacity under the $100 million revolving credit facility are estimated to provide sufficient capital to exercise all of the current aircraft purchase options and allow us to complete several small acquisitions (each under $50 million) over the next five years without the need for additional capital.

19.
However, if the company elects to make larger acquisitions or purchase substantially more aircraft than currently available under the aircraft purchase options, then additional capital may be necessary.

Tax Rate

20.	The effective tax rate for FY08, which ends March 31, 2008, is expected to be between 33% and 34%.

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad.  The Company's common stock trades on the New York Stock Exchange under the symbol BRS.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this Growth Update that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding revenue and ROCE goals, new aircraft purchases and deployment, acquisitions, growth timing, margins, timing of aircraft delivery, capital expenditures, aircraft sales, adjusted leverage, use of proceeds from security offerings, capital needs and effective tax rate.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007 and quarterly reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007.  The information in this update is as of its date only and is subject to change without notice.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Bristow Group - Aircraft Purchase Orders
as of September 30, 2007

	Aircraft Class	Delivery Quarter	Expected Division	Contracted
5	Training	Q3-FY2008	Global Training Division	N/A
1	Small	Q3-FY2008	Western Hemisphere	1 of 1
3	Medium	Q3-FY2008	Western Hemisphere	2 of 3
1	Medium	Q3-FY2008	Eastern Hemisphere	1 of 1
5	Large	Q3-FY2008	Eastern Hemisphere	5 of 5
1	Large	Q4-FY2008	Eastern Hemisphere	1 of 1
2	Medium	Q1-FY2009	Western Hemisphere	2 of 2
1	Large	Q1-FY2009	Western Hemisphere	1 of 1
1	Medium	Q1-FY2009	Eastern Hemisphere	0 of 1
1	Large	Q1-FY2009	Eastern Hemisphere	1 of 1
1	Large	Q2-FY2009	Eastern Hemisphere	0 of 1
1	Large	Q3-FY2009	Western Hemisphere	0 of 1
3	Medium	Q3-FY2009	Eastern Hemisphere	0 of 3
6	Large	Q3-FY2009	Eastern Hemisphere	0 of 6
32

Note: Time from delivery to first operation is in general 30 to 60 days.

Total Contracted = 14 of 27 non-training aircraft

Bristow Group - Aircraft Purchase Options
as of September 30, 2007

	Aircraft Class	Delivery Quarter	Expected Division
1	Large	Q4-FY2009	Eastern Hemisphere
2	Medium	Q1-FY2010	Eastern Hemisphere
3	Large	Q1-FY2010	Eastern Hemisphere
1	Medium	Q2-FY2010	Eastern Hemisphere
3	Large	Q2-FY2010	Eastern Hemisphere
4	Large	Q3-FY2010	Eastern Hemisphere
1	Medium	Q4-FY2010	Western Hemisphere
1	Medium	Q4-FY2010	Eastern Hemisphere
1	Large	Q4-FY2010	Eastern Hemisphere
2	Medium	Q1-FY2011	Western Hemisphere
1	Medium	Q1-FY-2011	Eastern Hemisphere
3	Large	Q1-FY-2011	Eastern Hemisphere
1	Medium	Q2-FY2011	Western Hemisphere
1	Medium	Q2-FY2011	Eastern Hemisphere
1	Large	Q2-FY2011	Eastern Hemisphere
1	Medium	Q3-FY2011	Western Hemisphere
1	Medium	Q3-FY2011	Eastern Hemisphere
2	Large	Q3-FY2011	Eastern Hemisphere
1	Medium	Q4-FY2011	Western Hemisphere
1	Medium	Q1-FY2012	Western Hemisphere
1	Medium	Q1-FY2012	Eastern Hemisphere
1	Medium	Q2-FY2012	Western Hemisphere
1	Medium	Q2-FY2012	Eastern Hemisphere
1	Medium	Q3-FY2012	Western Hemisphere
1	Medium	Q4-FY2012	Western Hemisphere
1	Medium	Q1-FY2013	Western Hemisphere
1	Medium	Q1-FY2013	Eastern Hemisphere
1	Medium	Q2-FY2013	Western Hemisphere
1	Medium	Q2-FY2013	Eastern Hemisphere
1	Medium	Q3-FY2013	Western Hemisphere
42

Note: Time from delivery to first operation is in general 30 to 60 days.

Reconciliation of Adjusted Leverage Calculation
to Leverage as Disclosed at September 30, 2007
in $ thousands

	Total	Minority	Stockholders'	Total
	Debt	Interest	Investment	Capital	Leverage
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(a) / (d)

As of September 30, 2007	$557,335	$5,258	$942,322	$1,504,915	37.0%

Adjust for:
Unfunded Pension Liability	112,121			$112,121
NPV of GE Lease Obligation	47,773			$47,773
	159,894			$159,894

Adjusted	$717,229	$5,258	$942,322	$1,664,809	43.1%